SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Douglas Emmett, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-3073047
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

808 Wilshire Boulevard, Suite 200
Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135082

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered

Douglas Emmett, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-135082), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on June 16, 2006, as thereafter amended and supplemented.

Item 2.                    Exhibits

The following exhibits to this registration statement are filed herewith or have been filed as exhibits to the Registrant’s Registration Statement on Form S-11 and are hereby incorporated by reference herein:

Exhibit No.	Description
3.1*	Articles of Amendment and Restatement of Douglas Emmett, Inc.
3.2*	Amended and Restated Bylaws of Douglas Emmett, Inc.
3.3*	Form of Certificate of Common Stock of Douglas Emmett, Inc.
10.1*	Form of Registration Rights Agreement among Douglas Emmett, Inc. and the persons named therein.

*   Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-11 (File No. 333-135082).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 23, 2006

DOUGLAS EMMETT, INC.

By:	/s/ Jordan L. Kaplan
Jordan L. Kaplan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of Douglas Emmett, Inc.
3.2*	Amended and Restated Bylaws of Douglas Emmett, Inc.
3.3*	Form of Certificate of Common Stock of Douglas Emmett, Inc.
10.1*	Form of Registration Rights Agreement among Douglas Emmett, Inc. and the persons named therein.

*   Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-11 (File No. 333-135082).